UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2023

METAVESCO, INC.

(Exact name of registrant as specified in its charter)

Nevada	811-08387	54-1694665
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Peachtree Pkwy, Suite 4245

Cumming, GA 30041

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 341-5898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Meliori Securities Purchase Agreement and Note

On November 2, 2023, Metavesco, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Meliori SPA”) by and between the Company and Meliori Incorporated (“Meliori”). Meliori is owned by Katelyn Schadel, Ryan Schadel’s adult daughter. Mr. Schadel is the Company’s Chief Executive Officer, Chief Financial Officer, sole director and majority stockholder. Ms. Schadel serves as Meliori’s Chief Executive Officer, Secretary, Treasurer and sole director.

Pursuant to the terms of the Meliori SPA, the Company issued and sold to Meliori (i) a secured promissory note, in the principal amount of $650,000, for a purchase price of $597,000, reflecting a $53,000 original issue discount (the “Meliori Note”), and (ii) 1,000,000 shares of the Company’s common stock, for a purchase price of $1,000. The Company will use the proceeds from the Meliori Note for general working capital and investment purposes.  The Company provided typical representations and agreed to standard covenants pursuant to the Meliori SPA. The Meliori SPA does not include any financial covenants.

The Meliori Note bears interest at the rate of 12.5% per annum and matures on the fifth anniversary of the issue date, or November 2, 2028. In the event that any amount due under the Meliori Note is not paid as and when due, such amounts will accrue interest at the rate of 14% per year. On the first business day following each annual anniversary of the issue date, the Company agreed to pay to Meliori all accrued and unpaid interest thereunder. Such payments may be made in cash, or, at the option of the Company, via the issuance to Meliori of shares of the Company’s common stock. The Company may, in its sole discretion, prepay any amount due and payable under the Meliori Note at any time, without penalty.

Each of the following constitutes an event of default (“Event of Default”) under the Meliori Note:

●	Payment default: the Company fails to make any payment when due under the Meliori Note.
●	Insolvency: (i) The occurrence of the dissolution of Company, or the termination of Company’s existence as a going business, or (ii) if the Company (1) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (2) makes a general assignment for the benefit of the Company’s creditors; or (3) commences a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute.
●	Creditor or forfeiture proceedings: A proceeding or case will be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to the Company or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of the Company’s assets, and, in each case, such proceedings or case will continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing will be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company will be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar law of any jurisdiction.

Upon the occurrence of an Event of Default, Meliori may, upon notice to the Company, (i) declare all or any portion of the then outstanding indebtedness due and payable, and the Meliori Note and the indebtedness will thereupon become, immediately due and payable in cash; (ii) Meliori may proceed to enforce Meliori’s rights pursuant to the Meliori Security Agreement (as hereinafter defined); and (iii) Meliori will have the right to pursue any other remedies that Meliori may have under applicable law.

Meliori Security Agreement

In connection with entry into the Meliori SPA, on November 2, 2023, the Company and Meliori entered into a Security Agreement (the “Meliori Security Agreement”). Pursuant to the terms of the Meliori Security Agreement, the Company granted to Meliori a continuing lien on and security interest under the UCC in and to the Collateral (as hereinafter defined), as described in the Meliori Security Agreement. Pursuant to the terms of the Meliori Security Agreement, “Collateral” means (i) all accounts, as-extracted collateral, chattel paper, deposit accounts, documents, equipment, general intangibles (including all payment intangibles, intellectual property, rights to tax refunds, intercompany notes, rights arising out of leases, licenses, and contracts which are not accounts, computer software, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, money, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the UCC), instruments (including dividends and rights to payment arising out of partnership agreements and management contracts), inventory, investment property and any supporting obligations related thereto; (ii) all books, records, ledgers, files, writings, data bases, plans, drawings, and information relating to any of the foregoing, pertaining to the other property described in this definition; (iii) all other goods, fixtures, improvements (not constituting real property), and other personal property of the Company, whether tangible or intangible and wherever located; and (iv) to the extent not otherwise included, all proceeds of the foregoing, including insurance proceeds (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, liens, warranties, or guaranties payable from time to time with respect to, or lien or other security for, any of the foregoing; provided, that “Collateral” shall not include any Excluded Property (as defined in the Meliori Security Agreement); and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed to constitute Collateral.

The foregoing description of the Meliori SPA, the Meliori Note and the Meliori Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Meliori SPA, the Meliori Note, and the Meliori Security Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on August 12, 2022, the Company issued an unsecured promissory note in the original principal amount of $25,000 (the “Zarro Promissory Note”) for cash to Tom Zarro. On November 3, 2023, the Company made a payment in the amount of $26,934 to Mr. Zarro, representing the principal and accrued interest due and payable pursuant to the Zarro Promissory Note as of such date. Accordingly, the Zarro Promissory Note was paid in full and terminated on November 3, 2023.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Meliori Note is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of November 2, 2023, by and between Metavesco, Inc. and Meliori Incorporated.
10.2	Secured Promissory Note, dated November 2, 2023, issued by Metavesco, Inc. in favor of Meliori Incorporated.
10.3	Security Agreement, dated as of November 2, 2023, by and between Metavesco, Inc. and Meliori Incorporated.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metavesco, Inc.

Date: November 8, 2023	By:	/s/ Ryan Schadel
Ryan Schadel
Chief Executive Officer